As filed with the Securities and Exchange Commission on June 29, 2022

Registration No. 333-182810

Registration No. 333-182224

Registration No. 333-159379

Registration No. 333-140996

Registration No. 333-119184

Registration No. 333-113422

Registration No. 333-86114

Registration No. 333-53010

Registration No. 333-56673

Registration No. 333-10165

Registration No. 033-60529

Registration No. 033-60527

Registration No. 033-60525

Registration No. 033-60521

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENT NOs. 333-182810, 333-182224, 333-159379, 333-140996, 333-119184, 333-113422, 333-86114, 333-53010, 333-56673, 333-10165, 033-60529, 033-60527, 033-60525, AND 033-60521

UNDER

THE SECURITIES ACT OF 1933

WEYERHAEUSER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-0470860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

220 Occidental Avenue South Seattle, Washington	98104-7800
(Address of Principal Executive Offices)	(Zip Code)

WEYERHAEUSER 401(k) PLAN

(Full Title of the Plan)

Kristy T. Harlan
Corporate Secretary

Weyerhaeuser Company

220 Occidental Avenue South

Seattle, Washington 98104-7800

(206) 539-3000.

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

J. Sue Morgan

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_______________

DEREGISTRATION OF SECURITIES

These post-effective amendments are being filed to deregister certain securities originally registered by Weyerhaeuser Company, a Washington corporation (the Registrant”), with the Securities and Exchange Commission (the “Commission”) pursuant to the registration statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) with respect to shares of common stock of the Registrant, par value $1.25 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Weyerhaeuser 401(k) Plan and its predecessor plans (the “Plan”):

•	Registration Statement No. 333-182810, filed with the Commission on July 24, 2012, registering 29,000 shares of Common Stock.

•	Registration Statement No. 333-182224, filed with the Commission on June 20, 2012, registering 6,550,000 shares of Common Stock.

•	Registration Statement No. 333-159379, filed with the Commission on May 21, 2009, registering 2,436,000 shares of Common Stock.

•	Registration Statement No. 333-140996, filed with the Commission on March 1, 2007, registering 4,539,127 shares of Common Stock.

•	Registration Statement No. 333-119184, filed with the Commission on September 22, 2004, registering 113,000 shares of Common Stock.

•	Registration Statement No. 333-113422, filed with the Commission on March 9, 2004, registering 130,000 shares of Common Stock.

•

Form S-8 Registration No. 333-86114, filed with the Commission on April 12, 2002, registering 27,365,500 shares of Common Stock, of which 864,186 shares were subsequently deregistered by Post-Effective Registration Statement No. 1 filed with the Commission on March 1, 2007.

•

Form S-8 Registration No. 333-53010, filed with the Commission on December 29, 2000, registering 1,513,428 shares of Common Stock, of which 467,941 shares were subsequently deregistered by Post-Effective Amendment No. 1 filed with the Commission on March 1, 2007.

•	Form S-8 Registration No. 333-56673, filed with the Commission on June 12, 1998, registering 3,625,000 shares of Common Stock.

•	Form S-8 Registration No. 333-10165, filed with the Commission on March 8 1996, registering 50,000 shares of Common Stock.

•	Form S-8 Registration No. 033-60529, filed with the Commission on June 23, 1995, registering 103,485 shares of Common Stock.

•	Form S-8 Registration No. 033-60527, filed with the Commission on June 23, 1995, registering 94,170 shares of Common Stock.

•	Form S-8 Registration No. 033-60525, filed with the Commission on June 23, 1995, registering 465,144 shares of Common Stock.

•	Form S-8 Registration No. 033-60521, filed with the Commission on June 23, 1995, registering 8,421,587 shares of Common Stock.

The Prior Registration Statements also registered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Pursuant to the undertakings contained in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unissued at the termination of the offering, the Company is filing these post-effective amendments to the Prior Registration Statements to deregister, and does hereby remove from registration, all shares of Common Stock and all Plan interests that had been registered under the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 29, 2022.

WEYERHAEUSER COMPANY

By: /s/ DEVIN W. STOCKFISH Devin W. Stockfish President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 these post-effective amendments to the Registration Statements on Form S-8 have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DEVIN W. STOCKFISH Devin W. Stockfish	President, Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2022

/s/ DAVID M. WOLD David M. Wold	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2022

/s/ RICK R. HOLLEY Rick R. Holley	Chairman of the Board and Director	June 29, 2022

/s/ SARA GROOTWASSINK LEWIS Sara Grootwassink Lewis	Director	June 29, 2022

/s/ NICOLE W. PIASECKI Nicole W. Piasecki	Director	June 29, 2022

/s/ AL MONACO Al Monaco	Director	June 29, 2022

/s/ LAWRENCE A. SELZER Lawrence A. Selzer	Director	June 29, 2022

/s/ DEIDRA C. MERRIWETHER Deidra C. Merriwether	Director	June 29, 2022

/s/ MARK A. EMMERT Mark A. Emmert	Director	June 29, 2022

/s/ KIM WILLIAMS Kim Williams	Director	June 29, 2022

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused these post-effective amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on June 29, 2022.

WEYERHAEUSER 401(k) PLAN

By: /s/ KIM D. ECKROTH Kim D. Eckroth Chair Administrative Committee, Plan Administrator